Exhibit 99.1

INLAND AMERICAN REAL ESTATE TRUST, INC.

2901 Butterfield Road    Oak Brook, Ill.    60523

FOR IMMEDIATE RELEASE

Date:

February 22, 2006

Contact:            Darryl Cater , Inland Communications, Inc.
                          (630) 218-8000 Ext. 4896 or cater @inlandgroup.com

INLAND AMERICAN ANNOUNCES 2006 ANNUAL MEETING TO BE HELD APRIL 21

Oak Brook, Ill. (February 22, 2006) -- Inland American Real Estate Trust, Inc. (the "Company") today announced that its 2006 annual meeting of stockholders will be held on April 21, 2006.  Additional meeting details and the procedures for admission will be included in the Company's 2006 annual meeting proxy statement, which the Company expects to begin mailing on or about March 13, 2006.  Stockholders of record as of the close of business on February 22, 2006 are entitled to receive notice of, and vote at, the annual meeting.

About Inland American Real Estate Trust, Inc.

Inland American Real Estate Trust, Inc. was formed to acquire primarily retail properties and multi-family, office and industrial buildings located in the United States and Canada either directly or by acquiring REITs or other real estate operating companies.  Additional information on Inland American Real Estate Trust, Inc. is available on its website at http://www.inland-american.com.

 This press release contains forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for the purpose of complying with such safe harbor provisions. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements and include, but are not limited to, the effects of future events on financial performance, changes in general economic conditions, adverse changes in real estate markets and the level and volatility of interest rates. For a more complete discussion of these risks and uncertainties, please see the Company's prospectus, dated August 31, 2005 as supplemented or amended from time to time, and its other SEC filings. Inland American Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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